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                                                                     Exhibit 3.2

                                     BY-LAWS
                                       OF
                         FRANK'S NURSERY & CRAFTS, INC.

                                    ARTICLE I.
                                     OFFICES

         Section 1.1 Registered Office. The registered office of the Company within the State of Delaware shall be located at either (i) the principal place of business of the Company in the State of Delaware or (ii) the office of the corporation or individual acting as the Company's registered agent in Delaware.

         Section 1.2 Additional Offices. The Company may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Company (the "BOARD") may from time to time determine or as the business and affairs of the Company may require.

                                  ARTICLE II.
                              STOCKHOLDERS MEETINGS

         Section 2.1 Annual Meetings. Annual meetings of stockholders of the Company shall be held at a place and time on any weekday which is not a holiday and which is not more than 180 days after the end of the fiscal year of the Company as shall be designated by the Board and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

         Section 2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, (i) may be called by the Chairman of the Board, if any exists, or the Chief Executive Officer, or (ii) any two directors. Such request of the Board shall state the purpose or purposes of the proposed meeting.

         Section 2.3 Record Date and Notice of Meetings.

                  Section 2.3.1. Record Date for Meetings and Other Purposes. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exchange any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any proposed action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any record date so fixed.

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         If no record date is fixed by the Board, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or if notice is waived by all stockholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be at the close of business on the day on which the first written consent is expressed by the filing thereof with the Company as provided in Section 2.5.5 of these By-Laws, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting, provided, that the Board may fix a new record date for the adjourned meeting.

                  Section 2.3.2. Notice of Meetings. Unless otherwise provided by law, and unless notice is waived in writing by all stockholders entitled to vote at a meeting, a written notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting, by leaving such notice with such stockholder at such stockholder's residence or usual place of business, or by mailing such notice addressed to such stockholder at such stockholder's last-known post office address as last shown on the stock records of the Company, postage prepaid, not less than 10 days nor more than 60 days before the date of the meeting. Each notice of a meeting of stockholders shall state the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

                  When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if the adjournment is for more than 30 days, or if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at the meeting.

         Section 2.4 Quorum. Except as otherwise provided by law, or by the Company's Certificate of Incorporation or these By-Laws, the presence at a stockholders' meeting of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a

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duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by the Company's Certificate of Incorporation or these By-Laws, where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

         Section 2.5 Voting of Shares.

                  Section 2.5.1. Voting Lists. The officer or agent who has charge of the stock ledger of the Company shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either in a reasonably accessible electronic network, provided, that the information required to gain access to such list is provided in the notice of the meeting or, during ordinary business hours, at the principal place of business of the Company. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

                  Section 2.5.2. Votes Per Share. Unless otherwise provided in the Company's Certificate of Incorporation, each stockholder shall be entitled to one (1) vote in person or by proxy at every stockholders meeting for each share of capital stock held by such stockholder.

                  Section 2.5.3. Proxies. Every stockholder entitled to vote at a meeting or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

                  Section 2.5.4. Required Vote. When a quorum is present at any meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the certificate of incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 2.5.5. Consents in Lieu of Meeting. Any action required to be or which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed

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by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt, written notice of the action taken by means of any such consent which is other than unanimous shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III.
                                    DIRECTORS

         Section 3.1 Purpose. The business of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

         Section 3.2 Number. The number of directors constituting the Board shall not be less than three (3) nor greater than nine (9) and shall be determined from time to time by resolution of the Board.

         Section 3.3 Election. Directors shall be elected by the stockholders by plurality vote at an annual stockholders meeting, except as hereinafter provided, and each director shall hold office until his successor has been duly elected and qualified.

         Section 3.4 Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least twenty-five percent (25%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships, or to replace the directors chosen by the directors then in office. No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

         Section 3.5 Removal. Unless otherwise restricted by law, the Certificate of Incorporation or these By-Laws, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

         Section 3.6 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the

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Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings.

         Section 3.7 Contracts and Transactions Involving Insiders. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, or beneficial interest as defined in Section 16 of the Securities Exchange Act of 1934, as amended, shall be void or voidable solely for this reason, or solely because, in the case of directors, the director is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, provided in either case that the contract or transaction is fair, as determined by the Board in good faith, as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders. Disinterested or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

                                   ARTICLE IV.
                                 BOARD MEETINGS

         Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders' meeting at the place of the stockholders' meeting or at such place determined by resolution of the Board and communicated to all directors. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

         Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times and places as shall from time to time be determined by resolution of the Board and communicated to all directors.

         Section 4.3 Special Meetings. Special meetings of the Board (i) may be called by the Chairman of the Board or Chief Executive Officer and (ii) shall be called by the Chief Executive Officer or Secretary on the written request of the majority of directors then in office, as the case may be. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex, facsimile or electronic mail transmission and delivery; two (2) days before the meeting if such notice is delivered by a recognized express delivery service; and three (3) days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise

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expressly provided by law, the Certificate of Incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

         Section 4.4 Quorum, Required Vote. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 4.6 Participation of Meeting by Conference Telephone, Etc. Members of the Board, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of teleconferencing, conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                                   ARTICLE V.
                             COMMITTEES OF DIRECTORS

         Section 5.1 Establishment; Standing Committees. The Board may by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         Section 5.2 Available Powers. Any committee established pursuant to
Section 5.1 hereof, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the Certificate of Incorporation and these By-Laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.

         Section 5.3 Unavailable Powers. No committee of the Board shall have the power or authority to amend the Certificate of Incorporation (except in connection with the issuance of capital stock as provided in the previous section); adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company or a revocation of such a dissolution; or, unless the resolution establishing such committee or the Certificate of Incorporation expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

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         Section 5.4 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         Section 5.5 Procedures. Time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

                                   ARTICLE VI.
                                    OFFICERS

         Section 6.1 Elected Officers. The Board may elect a Chief Executive Officer, a President, a Treasurer or a Chief Financial Officer and a Secretary (collectively, the "REQUIRED OFFICERS") having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below which are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish:

                  Section 6.1.1. Chief Executive Officer. The Board of Directors shall designate one of the officers of the Corporation to be the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge and control of all the business and affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Executive Officer which may be required by law and such other duties as are required by the Board of Directors. The Chief Executive Officer shall make reports to the Board of Directors and to the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer shall preside at all meetings of the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by resolution of the Board of Directors.

                  Section 6.1.2. President. Subject to the control of the Board of Directors and the Chief Executive Officer, the President shall have all powers and shall perform all duties incident to its office which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws, by the Board of Directors or the Chief Executive Officer.

                  Section 6.1.3. Chairman and Vice-Chairman of the Board. The Board of Directors may elect a Chairman of the Board from among its members. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have all powers and shall perform all duties incident to the office of Chairman of the Board which may be required by law

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and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors. The Board of Directors also may elect one or more Vice-Chairmen to act in the place of the Chairman upon his absence or inability to act.

                  Section 6.1.4. Vice Presidents. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned by these By-laws or by the Board of Directors, the Chief Executive Officer or the President.

                  Section 6.1.5. Secretary. The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record all the proceedings of such meetings in books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the President or the Chief Executive Officer. He shall have custody of the corporate seal of the Company and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his signature.

                  Section 6.1.6. Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe.

                  Section 6.1.7. Treasurer/Chief Financial Officer. Unless the Board by resolution otherwise provides, the Treasurer or the Chief Financial Officer ("CFO") shall be the chief accounting and financial officer of the Company. The Treasurer or CFO shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the Company. The Treasurer or CFO shall perform such other duties and have such other powers as the Board or the Chief Executive Officer may from time to time prescribe.

                  Section 6.1.8. Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board, Chief Executive Officer or the Treasurer may from time to time prescribe.

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                  Section 6.1.9. Divisional Officers. Each division of the
Company, if any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Company except as necessary in the pursuit of the normal and usual business of the division of which he is an officer.

         Section 6.2 Election. All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

         Section 6.3 Appointed Officers. The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 hereof for elected officers; provided that the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers.

         Section 6.4 Multiple Officeholders, Stockholder and Director Officers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware. Officers, such as the Chairman of the Board, possessing authority over or responsibility for any function of the Board must be directors.

         Section 6.5 Compensation, Vacancies. The compensation of elected officers shall be set by the Board. The Board shall also fill any vacancy in an elected office. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these By-Laws for the initial filling of such offices.

         Section 6.6 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the Certificate of Incorporation or these By-Laws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

         Section 6.7 Removal. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any meeting of the Board.

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                                  ARTICLE VII.
                               SHARE CERTIFICATES

         Section 7.1 Entitlement to Certificates. Every holder of the capital stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by him.

         Section 7.2 Multiple Classes of Stock. If the Company shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

         Section 7.3 Signatures. Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by (1) the Chief Executive Officer, the President, the Chairman of the Board or a Vice President; and (2) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

         Section 7.4 Issuance and Payment. Subject to the provisions of the law, the Certificate of Incorporation or these By-Laws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

         Section 7.5 Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

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         Section 7.6 Transfer of Stock. Upon surrender to the Company or its transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

         Section 7.7 Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

         Section 8.1 Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company, or is or was serving (during his or her tenure as director and/or officer) at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware (the "DGCL") (or other applicable law), as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding and such indemnification shall continue as to a person who has ceased to be a director or office and shall inure to the benefit of his or her heirs, executors and administrators provided, however, that, except as provided in Section 8.2, the Company shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors. Such director or officer shall have the right to be paid by the Company for expenses incurred in defending any such Proceeding in advance or its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article VIII or otherwise.

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

         Section 8.2 Right of Claimant to Bring Suit. If a claim under Section
8.1 is not paid in full by the Company within ninety (90) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard or conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 8.3 Non-Exclusivity of Rights. The rights conferred by this
Article VII shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in the Certificate of Incorporation or these By-Laws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

         Section 8.4 Insurance and Trust Fund In furtherance and not in limitation of the powers conferred by statute:

                  Section 8.4.1. The Company may purchase and maintain insurance on behalf of itself or any person who is or was a director, officer, employee or agent of the Company, or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of law; and

                  Section 8.4.2. The Company may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters or credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

         Section 8.5 Indemnification of Employees and Agents. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Company the expenses incurred in defending any

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

Proceeding in advance of its final disposition, to any employee or agent of the Company and persons serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case, to the fullest extent of the provisions of this Article VIII or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Company.

         Section 8.6 Amendment. Any repeal or modification of this Article VIII shall not change the rights of any officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

                                   ARTICLE IX.
                              DIRECTORS' LIABILITY

         No director of this Company shall be personally liable to this Company or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to this Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of this Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this Company shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

                                   ARTICLE X.
                                  MISCELLANEOUS

         Section 10.1 Place of Meetings. All stockholders, directors and committee meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

         Section 10.2 Waiver of Notice. Whenever any notice is required to be given under law, the certificate of incorporation or these By-Laws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 10.3 Dividends. Dividends on the capital stock of the Company, paid in cash, property, or securities of the Company and as may be limited by applicable law and applicable

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

provisions of the certificate of incorporation (if any), may be declared by the Board at any regular or special meeting.

         Section 10.4 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

         Section 10.5 Reports to Stockholders. The Board shall present at each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

         Section 10.6 Contracts and Negotiable Instruments. Except as otherwise provided by law or these By-Laws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the Chief Executive Officer, the Chairman of the Board or the President; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these By-Laws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board. Unless authorized so to do by these By-Laws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

         Section 10.7 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board.

         Section 10.8 Seal. The seal of the Company shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

         Section 10.9 Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         Section 10.10 Resignation. Any director, committee member, officer or agent may resign by giving written notice to the Chief Executive Officer, the President, the Chairman of the Board or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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

         Section 10.11 Surety Bonds. Such officers and agents of the Company (if any) as the Chief Executive Officer or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the Chief Executive Officer or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

         Section 10.12 Proxies in Respect of Securities of Other Corporations. The Chief Executive Officer, the President, the Chairman of the Board, any Vice President or the Secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the Chief Executive Officer, the President, the Chairman of the Board, any Vice President or the Secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Chief Executive Officer, the President, the Chairman of the Board, any Vice President or the Secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Company may exercise such powers and rights.

         Section 10.13 Amendments. These By-Laws may be altered, amended, repealed or replaced by the stockholders, or by the majority of the entire Board when such power is conferred upon the Board by the Certificate of Incorporation, at any annual stockholders meeting or annual or regular meeting of the Board, or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or replacement is contained in the notice of such special meeting. If the power to adopt, amend, repeal or replace these By-Laws is conferred upon the Board by the Certificate of Incorporation, the power of the stockholders to so adopt, amend, repeal or replace these By-Laws shall not be divested or limited thereby.

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